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                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We hereby consent to the use of our report of BioPulse International, Inc., dated December 18, 2000, in the Form SB-2 dated December 20, 2000 for BioPulse International, Inc.



/S/ Crouch, Bierwolf & Associates
Salt Lake City, Utah
December 18, 2000



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